Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intervoice, Inc. 2007 Stock Incentive Plan of our report dated May 8, 2007 with respect to the consolidated financial statements of Intervoice, Inc. for the year ended February 28, 2007 included in its Annual Report (Form 10-K) for the year ended February 29, 2008 filed with the Securities and Exchange Commission.
Ernst & Young LLP
Dallas, Texas
May 1, 2008